As filed with the U.S. Securities and Exchange Commission on April 10, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8000	36-4838886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City,

NV 89701, USA

Tel: 888-528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2025

AGAPE ATP CORPORATION

Up to 46,000,000 Shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 46,000,000 shares of common stock, par value $0.0001 per share, of Agape ATP Corporation.

We are registering the resale of the shares of common stock pursuant to the selling stockholders’ registration rights under the Subscription Agreements dated February 28, 2025 among us and the selling stockholders. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions, which may involve crosses or block transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses in connection with the registration of the resale of the shares of common stock to be offered by this prospectus by the selling stockholders except for any underwriting discounts and commissions or transfer taxes relating to the sale of common stock, which will be borne by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATPC”. On April 9, 2025, the closing price for our common stock, as reported on Nasdaq, was $1.35 per share.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section “Risk Factors” beginning on page 11 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and in our Current Reports on Form 8-K filed with the SEC on February 10, 2025, February 24, 2025, March 5, 2025, March 25, 2025 and April 3, 2025, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 11 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Agape ATP Corporation, is also based on our good faith estimates.

Unless the context otherwise requires, all references in this prospectus to:

●	“Agape” refer to Agape ATP Corporation;

●	“ASL” are to Agape Superior Living Sdn Bhd, a Malaysia company and a 99.99% owned subsidiary of Agape ATP;

●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

●	“dollar,” “USD,” “US$,” or “$” are to U.S. dollars;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“RM” and “Ringgit” are to the legal currency of Malaysia;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“we,” “us,” “Company,” “Agape”, “Agape ATP” and “our” are to Agape ATP Corporation, the Nevada holding company, and its subsidiaries, and its consolidated affiliated entities; and

●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China.

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MARKET AND INDUSTRY DATA

This prospectus includes industry and market data that we have obtained from industry publications, third-party studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Concerning Forward-Looking Statements.”

TRADEMARKS

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus may also contain trade names, trademarks and service marks belonging to other companies that are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ™ and ® symbols, but such references, or their failure to appear, should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensors with respect thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions or negative of these terms may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies, prospects, plans, expectations or objectives of management for our future operations;

●	our ability to protect our intellectual property rights;

●	our anticipated operations, financial position, ability to raise capital to fund our operations, revenues, costs or expenses; and

●	the statements regarding our future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement if any, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Our Company

Agape ATP Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 1, 2016. Our mailing address and the telephone number of our principal executive office is 1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur, Malaysia 58100, +(60) 192230099.

Agape ATP Corporation operates through its subsidiaries, namely, Agape ATP Corporation (“AATP LB”), a company incorporated in Labuan, Malaysia, and Agape Superior Living Sdn. Bhd. (“ASL”), a company incorporated in Malaysia.

AATP LB, incorporated in Labuan, Malaysia, is an investment holding company with 100% equity interest in Agape ATP International Holding Limited (“AATP HK”), a company incorporated in Hong Kong.

On May 8, 2020, the Company entered into a Share Exchange Agreement with Mr. How Kok Choong, CEO and director of the Company to acquire 9,590,596 ordinary shares, no par value, equivalent to approximately 99.99% of the equity interest in Agape Superior Living Sdn. Bhd., a network marketing entity incorporated in Malaysia.

ASL is a limited company incorporated on August 8, 2003, under the laws of Malaysia.

On September 11, 2020, the Company incorporated Wellness ATP International Holdings Sdn. Bhd. (“WATP”), a wholly owned subsidiary under the laws of Malaysia, to pursue the business of promoting wellness and wellbeing lifestyle of the community by providing services that includes online editorials, programs, events and campaigns on how to achieve positive wellness and lifestyle. On July 4, 2024, the entity changed its name to Cedar ATPC Sdn. Bhd. (“CEDAR”).

On November 25, 2024, CEDAR increased its number of ordinary shares to 1,000,000 shares at RM 0.01 per share.

On November 11, 2021, AATP LB formed an entity, DSY Wellness International Sdn. Bhd. (“DSY Wellness”) with an independent third party which AATP LB owns 60% of the equity interest, to pursue the business of providing complementary health therapies.

The Company and its subsidiaries are principally engaged in the Health and Wellness Industry. The principal activity of the Company is to supply high-quality health and wellness products, including supplements to assist in cell metabolism, detoxification, blood circulation, anti-aging and products designed to improve the overall health system of the human body and various wellness programs.

The Company is positioning itself for sustainable growth by diversifying its operations into the domain of renewable energy. This initiative is founded upon our commitment to environmental responsibility, long-term value creation, and proactive adaptation to global energy trends. On January 3, 2024, the Company formed an equity method investment entity, OIE ATPC Holdings (M) Sdn. Bhd. with Oriental Industries Enterprise (M) Sdn. Bhd. (“OIE”), which the Company and OIE each own 50% of the equity interest. On March 14, 2024, the Company acquired 50% of OIE ATPC Holdings (M) Sdn. Bhd. equity interest from OIE, subsequently the entity becomes a wholly owned subsidiary of the Company. On June 7, 2024, the entity changed its name to ATPC Green Energy Sdn. Bhd (“AGE”).

On September 19, 2024, AGE increased its number of ordinary shares to 1,000,000 shares at RM 0.01 per share.

On January 8, 2024, AGE formed a wholly own entity, OIE ATPC Exim (M) Sdn. Bhd (“ATPC Exim”). However, the Company had decided not to proceed with the continued development of ATPC Exim. There is no impact to the Group’s operation.

On December 25, 2024, the Company incorporated ATPC Technology Private Limited (“ATPC Tech”) in China, a wholly owned subsidiary in AATP HK to collaborate with local IT expertise to develop comprehensive digital wellness platform that integrates e-commerce, online consultations, chronic disease management, and robust supply chain services catering to ASEAN market.

The accompanying consolidated financial statements reflect the activities of the Company, AATP LB, AATP HK, CEDAR, ASL, DSY Wellness, AGE, ATPC Exim, ATPC Tech and its variable interest entity (“VIE”), Agape S.E.A. Sdn. Bhd. (“SEA”) (See Note 4).

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Details of the Company’s subsidiaries:

	Subsidiary company name	Place and date of incorporation	Particulars of issued capital	Principal activities	Proportional of ownership interest and voting power held

1.	Agape ATP Corporation	Labuan, March 6, 2017	100 shares of ordinary share of US$1 each	Investment holding	100%

2.	Agape ATP International Holding Limited	Hong Kong, June 1, 2017	1,000,000 shares of ordinary share of HK$1 each	Wholesaling of health and wellness products; and health solution advisory services	100%

3.	Agape Superior Living Sdn. Bhd.	Malaysia, August 8, 2003	9,590,598 shares of ordinary share of RM1 each	Health and wellness products and health solution advisory services via network marketing	99.99%

4.	Agape S.E.A. Sdn. Bhd.	Malaysia, March 4, 2004	2 shares of ordinary share of RM1 each	VIE of Agape Superior Living Sdn. Bhd.	VIE

5.	Cedar ATPC Sdn. Bhd. (formerly known as Wellness ATP International Holdings Sdn. Bhd.)	Malaysia, September 11, 2020	100 shares of ordinary share of RM1 each	The promotion of wellness and wellbeing lifestyle of the community by providing services that includes online editorials, programs, events and campaigns	100%

6.	DSY Wellness International Sdn Bhd.	Malaysia, November 11, 2021	1,000 shares of ordinary share of RM1 each	Provision of complementary health therapies	60%

7.	ATPC Green Energy Sdn. Bhd. (Formerly known as OIE ATPC Holdings (M) Sdn. Bhd.)	Malaysia, March 14, 2024	1,000,000 shares of ordinary share of RM0.01 each	Renewable energy	100%

8.	OIE ATPC Exim (M) Sdn. Bhd.	Malaysia, March 14, 2024	1,000 shares of ordinary share of RM1 each	Renewable energy	100%

9.	ATPC Technology Private Limited	China, December 25, 2024	50,000 shares of ordinary share of CNY1 each	Digital wellness platform	100%

Business Overview

We are a provider of health and wellness products and advisory services in the Malaysian market. We pursue our mission of helping people to create health and wealth by providing a financially rewarding business opportunity to distributors and quality products to distributors and customers who seek a healthy lifestyle. We believe the quality of our products coupled with the effectiveness of our distribution network have been the primary reasons for our success and will allow us to pursue future business expansion. In order to further our supply chain, on May 8, 2020, we acquired 99.99% of Agape Superior Living Sdn Bhd, with the goal of securing an established network marketing sales channel that has been in existence in Malaysia for the past 15 years. On September 11, 2020, the Company incorporated Wellness ATP International Holdings Sdn. Bhd., a wholly owned subsidiary in Malaysia, with the aim to pursue the business of promoting wellness and wellbeing lifestyle of the community through the provision of services including online editorials, programs, events and campaigns on how to achieve positive wellness and lifestyle.

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We currently offer two series of products: ATP Zeta Health Program and E.A.T.S. The ATP Zeta Health Program is a health program designed to assist in the elimination of various diseases caused by environmental pollutants, unhealthy dietary intake and unhealthy lifestyles. The program aims to promote improved health and longevity through a combination of modern health supplements, proper nutrition and advice from skilled dieticians. The Easy and Tasty Series (“E.A.T.S”) is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

On November 11, 2021, Agape ATP Corporation (Labuan) formed a joint-venture entity, DSY Wellness International Sdn. Bhd. (“DSY Wellness”) with Mr. Steve Yap, following which Agape ATP Corporation (Labuan) owns 60% of the equity interest, to pursue the business of providing complementary health therapies. The establishment of DSY Wellness is a further expansion of our business into the health and wellness industry. Mr. Steve Yap readily owns 33 proprietary formulas for treating non-communicable disease which he has agreed to bring into the company for joint commercialization. Mr. Steve Yap also has existing clients receiving traditional complimentary medicine or “TCM” in Indonesia and China.

The Company deems creating public awareness on wellness and wellbeing lifestyle as essential to enhance the provision of its health solution advisory services; and therefore, incorporated CEDAR. Upon its establishment, CEDAR started collaborating with ASL to carry out various wellness programs.

To further its reach in the Health and Wellness Industry, on November 11, 2021, AATP LB formed an entity, DSY Wellness with an independent third party which AATP LB owns 60% of the equity interest, to pursue the business of providing complementary health therapies.

AGE delivers innovative solutions for sustainability, energy savings and promoting environmental stewardship to achieves energy efficiency and carbon neutrality for a healthier environment.

ATPC Technology Private Limited (“ATPC Tech”) intends to collaborate with local IT expertise to develop comprehensive digital wellness platform that integrates e-commerce, online consultations, chronic disease management, and robust supply chain services catering to ASEAN market.

Our Products

We offer two series of products: (i) ATP Zeta Health Program and (ii) E.A.T.S. in ASL.

The ATP Zeta Health Program is a health program designed to promote health and general wellbeing, as well as to prevent diseases caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles. At its core, the ATP Zeta Super Health Program is focused upon biological energy, Adenosine Triphosphate (ATP), at the cellular level. The stimulation of ATP production at the cellular level can increase an individual’s metabolic rate in order to promote and maintain normal and healthy functioning of the body’s systems. Our program emphasizes nutrient absorption through the membrane ion channel in order to provide complete and balanced nutrients to improve cellular health. Thus, ATP Zeta Super Health Program provides ionized and high zeta potential (high bioavailability) nutrients to enhance the absorption at the cellular level.

The E.A.T.S is crafted to bring nutritious lifestyle in convenient approach to maintain healthy living.

DSY Wellness provides complementary health therapies based on the health screening test report to prescribe the products and therapies.

AGE provides products, technical knowledge and solutions for sustainability, energy savings and promoting environmental stewardship.

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Our Business Model

We believe that the direct-selling channel is ideally suited to marketing our products, because sales of health solution and personal care products are strengthened by ongoing personal contact between retail consumers and distributors. This personal contact may enhance consumers’ nutritional and health education and motivate consumers to begin and maintain wellness and weight management programs. In addition, by using our products themselves, distributors can provide first-hand testimonials of product effectiveness, which can serve as a powerful sales tool.

We are focused on building and maintaining our distributor network by offering financially rewarding and flexible career opportunities through the sale of quality, innovative products to health-conscious consumers. We believe the income opportunity provided by our bonus program appeals to a broad cross-section of our members, particularly those seeking to supplement family income, start a home business or pursue entrepreneurial, full and part-time, employment opportunities. Our distributors, who are all independent third parties, profit from selling our products and also earning bonuses through performance of their network group, the establishment of their own network group and the performance of distributors recruited under their own network group. Top performing distributors with their own physical stores may also become stockists of the company, whereby they enjoy benefits such as maintaining a certain amount of the Company’s inventory in their store premises, with the requirement that all product sales are monitored through our centralized stock tracking system and accounted back to us. The stockists have the option of returning or exchanging any unsold inventory consigned to them.

We enable distributors to maximize their potential by providing a broad array of motivational, educational and support services. We motivate our distributors through our performance-based compensation plan, product-training seminars, workshops and participation in routine promotional activities.

We are committed to providing professionally designed educational training materials that our distributors can use to enhance recruitment and to maximize their sales. We conduct several training sessions per year to motivate our distributors. These training events teach our distributors not only how to develop invaluable business-building and leadership skills, but also how to differentiate our products with their consumers, including information sessions presented by in-house nutritional consultants.

Our corporate-sponsored training events provide a forum for distributors, who otherwise operate independently, to share ideas with us and each other. In addition, we are also developing an e-marketing and e-trading platform allowing for marketing and trading of products to members, as well as online recruitment of new members and to provide direct sales to customers.

We are committed to providing our distributors with quality products to help them increase sales and recruit additional distributors. We leverage our team of in-house nutritional consultants with rich experience gained in the area of nutrition, in collaborating with our customers and clients to understand the health and wellness market via a process of consultative review. This review team is headed by the Head of Product Development. We then communicate our findings and proposals to third-party suppliers to improve formulations, to bring about new products for distributors and members who are ready to market to end-users.

We place a strong emphasis on the science of nutrition. We have obtained the appropriate authorizations from the Food Safety and Quality Division, and the National Pharmaceutical Regulatory Agency of the Ministry of Health, Malaysia for all our products. Whenever products are purchased for inventory replenishment, samples are randomly selected from every batch for testing at laboratories registered with the Ministry of Health Malaysia.

Our Customers

General

We provide health and wellness products and advisory services to health-conscious customers in the Malaysian market. Such customers are able to enjoy membership discounts across all our products by becoming a member.

Our distributors enjoy further discounts on all of our products. Besides our three sales branches located in Kuala Lumpur, Johor Bahru and Ipoh, our products are all distributed to customers and members by our distributor’s networks, which are comprised of three stockists who are also independent distributors, whose store premises are located in two other locations in Malaysia.

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We believe that our products are particularly well-suited for direct distribution because the sale of health and nutrition products are strengthened by ongoing personal contact between retail customers and distributors. We believe our continued commitment to source quality science-based products will enhance our ability to attract new customer, as well as increase the productivity and retention of our distributors.

Structure of the membership program

Our customers are able to become lifetime members by paying a one-time membership fee with the purchase of specific products. Doing so allows the customer to enjoy membership discounts on all our products.

Members who accumulate a predetermined number of purchases are automatically promoted to become a distributor of the Company. Other than helping distributors achieve physical health and wellness through the use of our products, we offer our distributors, who are independent third parties, bonuses based on various performance factors. Distributors are required to maintain a predetermined number of purchases per year in order to maintain their distributor status.

Top performing distributors with their own physical stores may also become stockists of the Company, whereby they enjoy benefits such as maintaining a certain amount of the Company’s inventory in their store premises. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

The following table sets forth the number of members and distributors at the date indicated:

	Number of Distributors	Number of Members	Total Number of Distributors and Members
As at December 31, 2024	56,465	72,193	128,658

Distributors’ and members’ earnings

Distributors and members earn profits from the sales of our products to customers. Distributors enjoy additional discounts compared to members, allowing them to earn higher direct profits through the differences in pricing when selling products they bought at distributors’ prices which are more favorable than member’s prices to customers.

Members are encouraged to build their respective network group. Members are promoted to distributors if they manage to recruit the requisite number of members; and the network group is able to achieve set sales targets. Other than preferential distributor pricing for the purchase of the Company’s products, distributors enjoy bonuses from the collective performance of their network group. There are several levels of distributors depending on the size and the collective sales performance of their respective network group. Each level affords bonus benefits in a different form in ascending order. A higher-level distributor will be compensated with higher returns in the form of bonus entitlements.

Distributors and members motivation and training

We believe that motivation, inspiration and training are key elements in the success of sales via network group marketing. Together with our distributors and members, we have established a consistent schedule of gatherings to support those needs. We conduct several training sessions per year to educate and motivate our distributors and members. The training sessions are typically presented by in-house staff with suitable background in nutrition, in order to provide key nutrition information about our products, as well as providing workshops to promote presentation skills to attending participants.

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Our Suppliers

All of our products are acquired from related parties and unrelated third parties located in Malaysia, and rebranded by us. Due to the high costs associated with research and development of nutrition and health products, we do not maintain any facilities to produce our products. We have no expenditures or expenses relating to research and development of our product. We leverage our team of in-house nutritional consultants with rich experience gained in the area of nutritionist work, in collaborating with our customers and clients to understand the health and wellness market via a process of consultative review. We then communicate our findings and proposals to third-party suppliers to improve formulations and to bring about new products for distributors and members who are ready to market to end-users.

Quality Control

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

Inventory

The Company operates a central warehouse at its head office in Kuala Lumpur, Malaysia, which typically maintains an inventory reserve of up to 6 months per product. Inventory is transferred to the Company’s sales branches via ordering through the Company’s centralized stock tracking system. Stockists of the Company are required to have physical stores, and enjoys the benefit of being able to store certain amount of inventory in their stores for convenience. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The stockists shall have the option to either return or exchange the Company’s inventory consigned to them that are unsold.

Seasonality

The Company’s business is generally not subject to any seasonality factors.

Warranty

Our products include a customer satisfaction guarantee. Under this guarantee, within 90 days of purchase, any customer who is not satisfied with our product for any reason may return it or any unused portion of it to the distributor from whom it was purchased for a full refund from the Company or credit toward the purchase of another product.

Historically, product returns have not been significant.

E-commerce system

In order to facilitate our continued growth and to support distributor activities, we continually invest and upgrade our platforms. In 2019, we invested in an initiative to establish e-commerce through the setup of e-trading of our products on an existing Malaysian e-commerce trading platform. Our e-trading initiative will be actively promoted for online recruitment of new members by existing distributors and to provide direct sales to customers. Once the E-trading platform has provided tangible results in the Malaysia market, we intend to expand the platform to other geographic markets in order to duplicate its success. We also intend to approach online social influencers as part of our marketing strategy to promote our products and our e-commerce platform.

Intellectual Property

We consider trademarks, patents and copyrights to protect our intellectual property rights critical to our success. We are the registered owner of five registered trademarks in Malaysia. We are also the registered owner of domain named “agapeatpgroup.com”.

8

Employees

As at December 31, 2024, we had 16 employees (excluding our Directors). The following table sets forth the number of employees by function:

Function	Number of employees

Senior Management	3
Business Development Department	2
Finance Department	4
Human Resources Department	2
Operations Department	4
Technology Infrastructure Department	1
Total	16

Insurance

The Employees’ Social Security Act, 1969, Malaysia mandates employers and employees to make a monthly contribution to the Social Security Organisation, Malaysia, (“SOCSO”) for any employee who is employed for wages paid under a contract of service or apprenticeship with an employer for the purpose of providing social security protection to employees and their dependents against occupational injuries, including industrial accident, accident during emergency at the employers’ premises, occupational diseases and commuting accidents. Depending on the monthly wages earned by the employee, employers shall cause to be deducted from the respective employee’s wages, amounts that ranges between RM0.10 to RM29.75 for monthly wages between RM30 to RM6,000. The employers’ contribution corresponds to the said rates are between RM0.4 to RM104.15. Rates applicable to both the employee and employer are fixed at the maximum rate of RM29.75 and RM104.15 respectively. Employees who have attained 60 years of age are not required to contribute to the scheme. The employer’s responsibility towards this group shall be at a reduced rate which ranges between MYR0.30 to RM74.40 for the said wage band.

Other than SOCSO, effective January 1, 2018, employees and employers in the private sector are mandated to contribute to an employment insurance system, (“EIS”) under the Employment Insurance System Act, 2017. Both the employee and employer shall contribute at an equal rate at 0.2% of the employee’s wages under the scheme, subject to a maximum monthly wage rate of RM6,000. No further contribution to the scheme is required from the employee or the employer for employees who have attained 60 years of age; and employees aged 57 and above who have no prior contributions are exempted.

We do not have any third-party liability insurance to cover claims in respect of personal injury or property or environmental damage arising from accidents on our property or relating to our operations. Such insurance is not mandatory according to the laws and regulations of Malaysia. We typically do not require our distributors to purchase insurance regarding their operations. We believe this practice is consistent with customary industry standards.

Regulations

At present, our products are predominately sold in Malaysia. As the contents and combination of the main ingredients in our ATP Zeta Health Program and E.A.T.S. series are categorized as health food rather than medicines or drugs, all of our products require authorization from the Food Safety and Quality Division of the Ministry of Health, Malaysia according to the Food Act 1983 (ACT 281) & Regulations in order to be sold in the country. Accordingly, we have obtained the appropriate authorizations from the Food Safety and Quality Division of the Ministry of Health, Malaysia for all products in our ATP Zeta Health Program and E.A.T.S series.

Private Placement

On February 28, 2025, we entered into certain subscription agreements with certain non-U.S. investors, providing for the sale and issuance of 46,000,000 shares (the “Shares”) of our common stock, at a price of US$0.50 per share, payable to us in Renminbi at an agreed exchange rate of US$1.00 to RMB7.2501, in reliance on the registration exemptions provided under Regulation S of the Securities Act (the “Private Placement”). Our total gross proceeds from the sale of the shares of our common stock in the Private Placement were $23,000,000. The closing of the Private Placement occurred on March 24, 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

9

The Offering

Common stock to be Offered by the Selling Stockholders:	Up to 46,000,000 shares of common stock.

Common stock outstanding prior to this offering	50,005,381 shares of common stock as of April 9, 2025

Common stock outstanding immediately after this offering	50,005,381 shares of common stock

Use of proceeds:	All of the shares of common stock offered by this prospectus are being registered for the accounts of the selling stockholders listed in the section “Selling Stockholders” commencing at page 14 and we will not receive any proceeds from the sale of these stock. See “Use of Proceeds” beginning on page 12 of this prospectus for additional information.

Nasdaq Capital Market Symbol:	Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “ATPC.”

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 11 of this prospectus and the documents incorporated by reference in this prospectus.

10

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to This Offering and our Common Stock

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share paid to the selling stockholders.

We may require additional capital in the future in order to develop our business operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Future sales of substantial amounts of the shares of common stock by existing stockholders could adversely affect the price of our common stock.

If we or our existing stockholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

The market price of our common stock may be subject to fluctuation and you could lose all or part of your investment.

The market price of our common stock on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

11

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders.

12

DESCRIPTION OF CAPITAL STOCK

General

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 9, 2025, we have 50,005,381 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or pre-emptive rights.

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Election and Term of Board of Directors

The first Board of Directors, unless the members thereof shall have been named in the articles of incorporation, shall be elected by the incorporator or incorporators and shall hold office until first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting resignation or removal. Except as the Nevada Revised Statutes may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Certificates Representing Stock

Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Nevada Revised Statutes. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Stock Transfers

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company, which is sometimes referred to in corporate parlance as a “poison pill”.

Options and Restricted Stock

As of the date of this prospectus, other than the securities described above, we do not have any outstanding options or restricted stock.

Other Convertible Securities

As of the date of this prospectus, other than the securities described above, we do not have any outstanding convertible securities.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATPC”.

Transfer Agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598 and telephone number is +1 (212) 828-8436.

13

SELLING STOCKHOLDERS

The shares of common stock being offering by the selling stockholders consist of the Shares issued to the selling stockholders in the Private Placement. For additional information regarding the issuance of the Shares in connection with the Private Placement, see the section “Prospectus Summary—Private Placement” above. We are registering the resale of the Shares issued to the selling stockholders in order to permit such selling stockholders to offer the Shares for resale from time to time.

The table below lists the selling stockholders and other information regarding their ownership of the Shares offered hereby. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of April 9, 2025. The selling stockholders may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they own, subject to applicable community property laws. Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The percentage of shares owned prior to completion of the offering is based on 50,005,381 shares as of April 9, 2025 unless otherwise indicated.

	Shares of Common Stock beneficially owned before this offering		Shares of Common Stock offered pursuant to this prospectus	Shares of Common Stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares	Percentage of shares	Number of shares	Number of shares	Percentage of shares
Alpha Polaris Company Limited(1)	2,047,000	4.09%	2,047,000	—	—
Apex Management Limited(2)	2,116,000	4.23%	2,116,000	—	—
Beta Vortex Limited(3)	2,093,000	4.19%	2,093,000	—	—
Blue Horizon Capital Limited(4)	3,026,800	6.05%	3,026,800	—	—
Canaan International Ltd(5)	2,024,000	4.05%	2,024,000	—	—
Centurion Tech Holding Limited(6)	2,162,000	4.32%	2,162,000	—	—
Eternal Blessing Holding Limited(7)	1,978,000	3.96%	1,978,000	—	—
Evergreen Strategic Capital Holding Limited(8)	3,013,000	6.03%	3,013,000	—	—
Global Ascend Ventures Ltd(9)	3,022,200	6.04%	3,022,200	—	—
Global Fartech Ltd(10)	3,450,000	6.90%	3,450,000	—	—
Hongkong Sanyou Petroleum Co Ltd(11)	2,070,000	4.14%	2,070,000	—	—
Lesser Panda Ltd(12)	3,680,000	7.36%	3,680,000	—	—
Minotaur HK Limited(13)	2,093,000	4.19%	2,093,000	—	—
Nexus Investments Group Limited(14)	3,036,000	6.07%	3,036,000	—	—
Oceanic Equity Partner Limited(15)	3,031,400	6.06%	3,031,400	—	—
Pistis International Limited(16)	2,139,000	4.28%	2,139,000	—	—
Tender Grass International Limited(17)	2,001,000	4.00%	2,001,000	—	—
Vanguard Development Holdings Limited(18)	3,017,600	6.03%	3,017,600	—	—

(1)	The address of the principal office of this Selling Stockholder is Room A17, 29Th Floor, Ningjin Center, No.7 Chengye Street, Kwun Tong, Hong Kong.
(2)	The address of the principal office of this Selling Stockholder is Room 1605, Unit 1, Building 3, Aobei Center South Area, Laiguangying District, Chaoyang District, Beijing 100020, China.
(3)	The address of the principal office of this Selling Stockholder is Room 201，2/F., Pakhovan Commercial Building, No.18, Hillwood Road, Tsim Sha Tsui, Hong Kong.
(4)	Lim Huey Wen beneficially owns 3,026,800 shares of common stock through his 100% ownership of Blue Horizon Capital Limited, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is 7-2-7, Taman Seri Damai, Lebuhraya Batu Lanchang, 11600, Georgetown, Pulau Pinang, Malaysia.
(5)	The address of the principal office of this Selling Stockholder is 1-402 Pingxingguanlu 68 Nong, Shanghai China 200070.
(6)	The address of the principal office of this Selling Stockholder is Craigmuir Chambers, Road Town, Tortola, Vg1110, British Virgin Islands.
(7)	The address of the principal office of this Selling Stockholder is Craigmuir Chambers, Road Town, Tortola, Vg1110, British Virgin Islands.
(8)	Hew Yuen Foong beneficially owns 3,013,000 shares of common stock through his 100% ownership of Evergreen Strategic Capital Holding Limited, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is 16B, 2nd Floor, Lebuhraya Thean Teik, 11060, Penang, Malaysia.
(9)	Terence W Tulus beneficially owns 3,022,200 shares of common stock through his 100% ownership of Global Ascend Ventures Ltd, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is Omc Chambers, Wickhams Cay 1, Road Town, Tortola,British Virgin Island.
(10)	Mingming Chu beneficially owns 3,450,000 shares of common stock through her 100% ownership of Global Fartech Ltd, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is No.1 Luanne Road, Haixing Economic Development Zone, Haixing County, Hebei Province, China.
(11)	The address of the principal office of this Selling Stockholder is Flat/Rm 1702 17/F Sino Centre 582-592 Nathan Road, Mongkok, Hong Kong.
(12)	Qingshan Tang beneficially owns 3,680,000 shares of common stock through his 100% ownership of Lesser Panda Ltd, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is Mandar House, 3rd Floor, Johnson’S Ghut, Tortola, British Virgin Islands. VG1110.
(13)	The address of the principal office of this Selling Stockholder is Room 201， 2/F.， Pak Hovancommercial Building, No.18Hillwood Road, Tsim Sha Tsui, Hong Kong.
(14)	Chew Kok Soon beneficially owns 3,036,000 shares of common stock through his 100% ownership of Nexus Investments Group Limited, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is Port Purcell, Tortola VG1110 British Virgin Islands.
(15)	Tan Swee Li beneficially owns 3,031,400 shares of common stock through his 100% ownership of Oceanic Equity Partner Limited, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is Road Town, Tortola, British Virgin Islands.
(16)	The address of the principal office of this Selling Stockholder is Unit 1804, Level 18 K11 Atelier 18 Salisbury Rd Tsim Sha Tsui Hong Kong.
(17)	The address of the principal office of this Selling Stockholder is Unit 135, 1/F., 143 Wai Yip Street, Kwun Tong Hong Kong.
(18)	Teo Jen Jiang beneficially owns 3,017,600 shares of common stock through his 100% ownership of Vanguard Development Holdings Limited, all of which were acquired pursuant to the subscription agreement dated February 28, 2025. The address of the principal office of this Selling Stockholder is Port Purcell, Tortola VG1110 British Virgin Islands.

14

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

15

To the extent required, the shares of common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (i) the date as of which all of the selling stockholders may sell all of the Registrable Securities covered by such Registration Statement pursuant to Rule 144 or an applicable exemption from registration under the 1933 Act without limitation, restriction or condition (including any current public information requirement) thereunder, (ii) the date on which the selling stockholders have sold all of Registrable Securities covered by this Registration Statement in accordance with this Registration Statement or pursuant to Rule 144 and (iii) the date that all Registrable Securities have ceased to be Registrable Securities as defined in the Subscription Agreements dated February 28, 2025 among us and the selling stockholders.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of our company for the year ended December 31, 2024 have been incorporated by reference in this prospectus in reliance upon the report of Assentsure PAC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of our company for the year ended December 31, 2023 have been incorporated by reference in this prospectus in reliance upon the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 8-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Current Report on Form 8-K filed with the SEC on February 10, 2025, February 24, 2025, March 5, 2025, March 25, 2025 and April 3, 2025; and

●	the description of our common stock contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as amended, as filed with the SEC on October 10, 2023.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AGAPE ATP CORPORATION

1705 - 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

Attention: Mr Ting Wan Lock

Telephone Number: +603 7984 2160

We maintain a website at https://atpc.com.my/. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. This registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

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AGAPE ATP CORPORATION

Up to 46,000,000 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs and expenses payable by the Company in connection with the offerings described in this registration statement are set forth below. The selling stockholders will not bear any portion of such expenses.

SEC registration fee	$8,380.69
Legal fees and expenses	111,000
Accounting fees and expenses	10,000
Miscellaneous	1,000
Total	$130,381

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On February 28, 2025, we entered into certain subscription agreements with certain non-U.S. investors, providing for the sale and issuance of 46,000,000 shares of our common stock, at a price of US$0.50 per share, payable to us in Renminbi at an agreed exchange rate of US$1.00 to RMB7.2501, in reliance on the registration exemptions provided under Regulation S of the Securities Act. Our total gross proceeds from the sale of the shares of our common stock in the Private Placement were $23,000,000.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on April 10, 2025.

AGAPE ATP CORPORATION

By:	/s/ How Kok Choong
Name:	How Kok Choong
Title:	Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints How Kok Choong and Lee Kam Fan Andrew, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ How Kok Choong	Chief Executive Officer, President, Director Chief Operating Officer, Chairman of the Board of Directors and Secretary	April 10, 2025
Name: How Kok Choong	(Principal Executive Officer)

/s/ Lee Kam Fan, Andrew	Chief Financial Officer	April 10, 2025
Name: Lee Kam Fan, Andrew	(Principal Financial and Accounting Officer)

/s/ Wilfrendo Fernando Cortizo
Name: Wilfrendo Fernando Cortizo	Executive Director	April 10, 2025

/s/ John Hing Vong		April 10, 2025
Name: John Hing Vong	Executive Director

/s/ Ramesh Ruben Louis		April 10, 2025
Name: Ramesh Ruben Louis	Independent Director

/s/ Ni Luh Dharma Kerti Natih		April 10, 2025
Name: Ni Luh Dharma Kerti Natih	Independent Director

/s/ Kadende Kaiser Rose Marie		April 10, 2025
Name: Kadende Kaiser Rose Marie	Independent Director

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Article of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

3.2	Certificate of Change filed with the Secretary of State of the State of Nevada on February 6, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2025)

3.3	Certificate of Amendment filed with the Secretary of State of the State of Nevada on February 6, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 10, 2025)

3.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended, filed on October 26, 2017)

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Subscription Agreement, dated February 28, 2025, by and among Agape ATP Corporation and the investors thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2024)

10.2	Direct Sales Licence of Agape Superior Living Sdn Bhd issued by Ministry of Domestic Trade and Consumer Affairs, dated March 18, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.3	Tenancy Agreement between Canggih Pesaka Sdn Bhd and Agape Superior Living Sdn Bhd, dated July 11, 2023 for Lot 1605-1606 (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.4	Tenancy Agreement between Canggih Pesaka Sdn Bhd and Agape Superior Living Sdn Bhd, dated May 24, 2023 for Lot 1705-1708 (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.5	Tenancy Agreement between Banjaran Purnama Sdn Bhd and Agpae Superior Living Sdn Bhd, dated November 12, 2024 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.6	Tenancy Agreement between See Li Chiann and Agape Superior Living Sdn Bhd and Terence W Tulus, dated October 1, 2023 (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

10.7	Tenancy Agreement between DSY Wellness & Longevity Center Sdn Bhd and DSY Wellness International Sdn Bhd, dated July 1, 2024 (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2025)

21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Amendment No. 3 to Form S-1 filed on May 10, 2022)

23.1	Consent of Assentsure PAC, Independent Registered Public Accounting Firm

23.2	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm

23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-1)

107	Filing Fee Table

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